As filed with the Securities and Exchange Commission on August 9, 2000
                                                   Registration No. 333-
================================================================================

                            WASHINGTON, D.C. 20549
                             ___________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ___________________

                         RATIONAL SOFTWARE CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ___________________
          DELAWARE                                      54-1217099
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)
                             ___________________

                             18880 HOMESTEAD ROAD
                         CUPERTINO, CALIFORNIA  95014
                                (408) 863-9900
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


          Rational Software Corporation 1998 Indian Stock Option Plan
                           (FULL TITLE OF THE PLAN)
                             ___________________

                              TIMOTHY A. BRENNAN
                     CHIEF FINANCIAL OFFICER AND SECRETARY
                               RATIONAL SOFTWARE
                                  CORPORATION
                             18880 HOMESTEAD ROAD
                         CUPERTINO, CALIFORNIA  95014
                                (408) 863-9900
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                              ___________________

                                   Copy to:
                          KATHARINE A. MARTIN, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                (650) 493-9300
                             ___________________





                         CALCULATION OF REGISTRATION FEE
===============================================================================

                                           Proposed     Proposed
                                            Maximum     Maximum
         Title of Each            Amount   Offering    Aggregate     Amount of
      Class of Securities         to be    Price Per    Offering    Registration
        to be Registered        Registered   Share       Price          Fee
------------------------------- ---------- --------- -------------- -----------

Rational Software Corporation
1998 Indian Stock Option Plan...  200,000    $99.33    $19,865,000    $5,244.37

                                ---------- --------- -------------- -----------
        TOTALS..................  200,000    $99.33    $19,865,000    $5,244.37
===============================================================================


[/TABLE]
(1) The indicated number of shares to be registered represents additional shares issuable under the listed plan that are not covered by prior registration statements. Price per share and aggregate offering price estimated in accordance with Rule 457 (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.



























============================================================================

                               PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration
Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

(a) The Registrant's Annual Report on Form 10-K for the year ended March 31, 2000 as filed with the Commission.

(b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2000 filed pursuant to the Exchange Act.

(c) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-4 (File No. 333-29799) filed by the Registrant with the Commission on June 25, 1997 and any amendment or report filed hereafter for the purpose of updating such description.

(d) Item 1 of Registrant's Form 8-A dated May 25, 1984 as amended on Form 8-A/A dated May 25, 1995, filed with the Commission.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation, as amended, and Bylaws provide for indemnification of its officers, directors, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors, the form of which is attached hereto as Exhibit 10.1.


Item 7. Exemption from Registration Claims.

Not applicable.

Item 8. Exhibits


Exhibit
Number    Desription

4.1 Rational Software Corporation 1998 Indian Stock Option Plan is incorporated herein by reference to the Registrant's
          Registration Statement of Form S-8 (Registration No. 333-52017), filed with the Commission on May 6, 1998.

5.1 Opinion of counsel as to legality of Securities being registered.

10.1 Form of Indemnification Agreement is incorporated herein by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-19669), filed with the Commission on January 13, 1997, as amended on January 17, 1997.

23.1      Consent of Ernst & Young LLP, Independent Auditors.

23.3      Consent of Counsel (contained in Exhibit 5.1).

24.1      Power of Attorney (see page II-2).



Item 9. Undertakings.
(a) Rule 415 Offering. The undersigned registrant hereby undertakes:
1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
   (i) To include any prospectus required by section
       10(a)(3) of the Securities Act of 1933;
   (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
  (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 ((S)239.13 of this chapter) or Form S-8 ((S)239.16(b) of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporations Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.














                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on August 9, 2000.

                                     RATIONAL SOFTWARE CORPORATION

                            By:   /s/ Timothy A. Brennan
                                  -----------------------
                            Timothy A. Brennan
                            Senior Vice President, Chief Financial Officer, and Secretary
                            (Principal Financial Officer & Principal
                            Accounting Officer)

                               POWER OF ATTORNEY

   KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas F. Bogan and Timothy A. Brennan and each of th jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: August 9, 2000    /s/ Paul D. Levy
                        --------------------------------------------
                        Paul D. Levy, Chairman of the Board

Date: August 9, 2000    /s/ Michael T. Devlin
                        --------------------------------------------
                        Michael T. Devlin, Chief Executive Officer
                        and Director

Date: August 9, 2000    /s/ Thomas F. Bogan
                        --------------------------------------------
                        Thomas F. Bogan, President and Chief
                        Operating Officer

Date: August 9, 2000    /s/ Timothy A. Brennan
                        --------------------------------------------
                        Timothy A. Brennan
                        Senior Vice President, Chief Financial Officer,
                        and Secretary
                        (Principal Financial Officer
                        & Principal Accounting Officer)

Date: August 9, 2000    /s/ Leslie G. Denend
                        --------------------------------------------
                        Leslie G. Denend, Director

Date: August 9, 2000    /s/ John E. Montague
                        --------------------------------------------
                        John E. Montague, Director

Date: August 9, 2000    /s/ Allison R. Schleicher
                        --------------------------------------------
                        Allison R. Schleicher, Director

Index to Exhibits

Exhibit
Number    Desription

4.1 Rational Software Corporation 1998 Indian Stock Option Plan is incorporated herein by reference to the Registrant's
          Registration Statement of Form S-8 (Registration No. 333-52017), filed with the Commission on May 6, 1998.

5.1 Opinion of counsel as to legality of Securities being registered.

10.1 Form of Indemnification Agreement is incorporated herein by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-19669), filed with the Commission on January 13, 1997, as amended on January 17, 1997.

23.1      Consent of Ernst & Young LLP, Independent Auditors.

23.3      Consent of Counsel (contained in Exhibit 5.1).

24.1      Power of Attorney (see page II-2).